Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND
RESTATED EMPLOYMENT AGREEMENT
This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made effective as of August 1, 2020 (the “Amendment Effective Date”), by and between Axcella Health Inc., a Delaware corporation (the “Company”), and Manu Chakravarthy, M.D., Ph.D. (the “Executive”).
WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of December 29, 2018 (the “Employment Agreement”);
WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement with respect to the Executive’s title, cash compensation and equity compensation opportunities; and
WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Section 1(b) of the Employment Agreement is hereby amended by replacing “Senior Vice President of Clinical Development and Chief Medical Officer of the Company” with “Executive Vice President and Chief Medical Officer of the Company.”
2.Section 2(a) of the Employment Agreement is hereby amended by replacing “$374,000” with “$450,000.”
3.Section 2(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:
“(b)    Incentive Compensation. During the Term, the Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s target annual incentive compensation shall be 40 percent of his Base Salary (the “Target Bonus”). Except as otherwise provided herein, to earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid.
The Executive shall be paid a one-time cash bonus of $300,000, less applicable deductions and withholdings (the “Special Bonus”), within 30 days of the Amendment Effective Date; provided, however, that if the Executive resigns his employment for any reason or is terminated by the Company for Cause, in either case prior to the six month anniversary of the Amendment Effective Date, he will be required to repay the full amount of the Special Bonus within 10 days following the Date of Termination.

In addition, if the Company pays annual bonuses to the Company’s executive officers for the fiscal year ended December 31, 2020 and the Executive remains continuously employed by the Company through December 31, 2020, notwithstanding any requirement that the Executive be employed on the date such annual bonus is paid, the Executive shall be entitled to receive such annual bonus for the fiscal year ended December 31, 2020 when and if such bonus payments are made, which, if made, shall be no later than March 15, 2021, provided that when calculating any such bonus the Company shall consider a base salary of $418,045 which is the weighted average of your former base salary during 2/3 of 2020, and your new base salary pursuant to this Amendment during 1/3 of 2020.
4.Section 2(f) is hereby added to the Employment Agreement to state as follows:
        “(f)    RSU Grant. Subject to approval by the Board, the Company will grant the Executive 60,000 restricted stock units of the Company on the Amendment Effective Date (the “RSU Grant”), which restricted stock units will vest in full on the six month anniversary of the Amendment Effective Date, subject to the Executive’s continuous employment with the Company through such date. The RSU Grant will be subject to the terms of and contingent upon the Executive’s execution of a restricted stock unit agreement issued pursuant to the Company’s equity incentive plan.”
5.All other provisions of the Employment Agreement, including without limitation the Restrictive Covenants Agreement attached thereto as Exhibit A, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

6.The validity, interpretation, construction and performance of this Amendment and the Employment Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.
7.This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the Amendment Effective Date.

AXCELLA HEALTH INC.

By:	/s/ Andrew Suchoff
Name:	Andrew Suchoff
Title:	SVP, Chief People Officer

EXECUTIVE

/s/ Manu Chakravarthy
Manu Charvarthy, M.D., Ph.D.